                                                                 EXHIBIT 8(E)(I)



                        AMENDED PARTICIPATION AGREEMENT

                                  BY AND AMONG

                          USAA LIFE INSURANCE COMPANY

                                      AND

                            THE ALGER AMERICAN FUND,
                          FRED ALGER MANAGEMENT, INC.,
                       FRED ALGER & COMPANY, INCORPORATED

                               TABLE OF CONTENTS
                               -----------------

DESCRIPTION                                                                    PAGE
------------                                                                   ----

Section 1.  Available Portfolios                                                 2
        1.1   Growth Portfolio                                                   2
        1.2   Addition or Deletion of Portfolios                                 2
        1.3   No Sales to the General Public                                     2

Section 2.  Processing Transactions                                              2
        2.1   Timely Pricing and Orders                                          2
        2.2   Timely Payments                                                    3
        2.3   Applicable Price                                                   3
        2.4   Dividends and Distributions                                        3
        2.5   Book Entry                                                         4

Section 3.  Costs and Expenses                                                   4
        3.1   General                                                            4
        3.2   Registration                                                       4
        3.3   Other (Non-Sales-Related)                                          5
        3.4   Other (Sales-Related)                                              5
        3.5   Parties to Cooperate                                               5

Section 4.  Legal Compliance                                                     5
        4.1   Tax Laws                                                           5
        4.2   Insurance and Certain Other Laws                                   7
        4.3   Securities Laws                                                    8
        4.4   Notice of Certain Proceedings and Other Circumstances              9
        4.5   USAA Life to Provide Documents; Information about the Trust       10
        4.6   Trust to Provide Documents; Information about USAA Life           10

Section 5.  Mixed and Shared Funding                                            11
        5.1   General                                                           11
        5.2   Disinterested Trustees                                            11
        5.3   Monitoring for Material Irreconcilable Conflicts                  12
        5.4   Conflict Remedies                                                 12
        5.5   Notice to USAA Life                                               14
        5.6   Information Requested by Board of Trustees                        14
        5.7   Compliance with SEC Rules                                         14
        5.8   Requirements for Other Insurance Companies                        14



DESCRIPTION                                                                    PAGE
------------                                                                   ----


Section 6.  Termination                                                         15
        6.1   Events of Termination                                             15
        6.2   Notice Requirement for Termination                                16
        6.3   Portfolios to Remain Available                                    16
        6.4   Survival of Warranties and Indemnifications                       17
        6.5   Continuance of Agreement for Certain Purposes                     17

Section 7.  Parties to Cooperate Respecting Termination                         17

Section 8.  Assignment                                                          18

Section 9.  Notices                                                             18

Section 10.  Voting Procedures                                                  19

Section 11.  Foreign Tax Credits                                                19

Section 12.  Indemnification                                                    19
        12.1   Of Trust, Distributor and Adviser by USAA Life                   19
        12.2   Of USAA Life by Distributor and Adviser                          21
        12.3   Effect of Notice                                                 24

Section 13.  Applicable Law                                                     24

Section 14.  Execution in Counterparts                                          24

Section 15.  Severability                                                       24

Section 16.  Rights Cumulative                                                  25

Section 17.  Restrictions on Sales of Trust Shares                              25

Section 18.  Scope of Liability                                                 25

Section 19.  Headings                                                           26


                            PARTICIPATION AGREEMENT


     THIS AGREEMENT, made and entered into as of the 16th day of December, 1994 and amended March 16, 1998 ("Agreement"), by and among USAA Life Insurance Company, a Texas life insurance company ("USAA Life"), on behalf of itself, the Separate Account of USAA Life Insurance Company (the "Separate Account"), and the Life Insurance Separate Account of USAA Life Insurance Company (the "Life Insurance Separate Account"), each an investment account organized under the laws of Texas; The Alger American Fund, a Massachusetts business trust (the "Trust"); Fred Alger Management, Inc., a New York corporation ("Adviser"), the Trust's investment adviser; and Fred Alger & Company, Incorporated, a Delaware corporation ("Distributor"), the Trust's principal underwriter (collectively, the "Parties").


                                WITNESSETH THAT:

     WHEREAS, USAA Life will be the issuer of certain variable annuity contracts of USAA Life that are the subject of USAA Life's Form N-4 registration statement filed with the Securities and Exchange commission ("SEC"), File No. 33-82268 (the "Contracts"); and

     WHEREAS, USAA Life will be the issuer of certain flexible premium variable universal life insurance policies that are the subject of USAA Life's Form S-6 and Form N-8B-2 registration statements filed with the SEC, File No. 333-45343 and 811-08625, respectively, (the "Policy" or "Policies"); and

     WHEREAS, USAA Life will fund the Contracts and Policies through the Separate Account and Life Insurance Separate Account, respectively, each of which currently consists of seven subaccounts ("Fund Accounts"; reference herein to the "Separate Account" or "Life Insurance Separate Account" includes reference to each Fund Account to the extent the context requires); and

     WHEREAS, USAA Life will serve as the depositor of the Separate Account and the Life Insurance Separate Account, each of which is a unit investment trust registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), and the security interests deemed to be issued by the Separate Account under the Contracts and the Life Insurance Separate Account under the Policies will be registered as securities under the Securities Act of 1933 (the "1933 Act"); and

     WHEREAS, the Trust is registered with the SEC as an open-end management investment company under the 1940 Act, consisting of six separate series ("Series") whose shares are registered under the 1933 Act; and

     WHEREAS, the Trust and Distributor will make shares of each Series listed on Schedule A hereto (each, a "Portfolio"; reference herein to the "Trust" includes reference to each Portfolio to the extent the context requires) and made part hereof, available for purchase by the Separate Account and the Life Insurance Separate Account; and

     WHEREAS, the Trust's Alger American Growth Portfolio ("Growth Portfolio") is currently the only Portfolio that USAA Life intends to utilize as an investment medium for the benefit of the owners of the Contracts (the "Contract owners") or Policies ("Policy owners") who have allocated Contract or Policy value to the Fund Account corresponding to that Portfolio;

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


                       Section 1.  Available Portfolios
                        ---------------------------------


     1.1  Growth Portfolio.

     The Trust and Distributor will make shares in the Growth Portfolio available to USAA Life for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement.


     1.2  Addition or Deletion of Portfolios.

     The Parties hereto may agree, from time to time, to add other Trust Portfolios to provide additional funding media for the Contracts and Policies, or to delete, combine, or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Trust, or its shares herein shall include a reference to any such additional Portfolio.


     1.3  No Sales to the General Public.

     The Trust and Distributor represent and warrant that no shares of any Portfolio have been or will be sold to the general public.

                      Section 2.  Processing Transactions
                      ------------------------------------

     2.1  Timely Pricing and Orders.

     The Trust or its designated agent will provide closing net asset value, dividend and capital gain distribution information for each Portfolio to USAA Life at the close of trading on each day on which (a) the New York Stock Exchange is open for regular trading, (b) the Trust calculates the Portfolio's net asset value and (c) USAA Life is open for business ("Business Day"). The Trust or its designated agent will use its best efforts to provide this information by 5:15 p.m., Central time. USAA Life will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account or Life Insurance Separate Account unit value. Such Separate Account or Life Insurance Account processing will be done the same evening, and corresponding orders with respect to Trust shares will be placed the morning of the following Business Day. USAA Life will use its best efforts to place such orders with the Trust by 9 a.m., Central time.

     It is understood and agreed that the Trustees of the Trust may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.


     2.2  Timely Payments.

     USAA Life will transmit orders for purchases and redemptions of Trust shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Trust on the same day as the order for Trust shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Trust to an account designated by USAA Life on the same day as the order is placed, to the extent practicable, and in any event be made within five calendar days after the date the order is placed in order to enable USAA Life to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act.


     2.3  Applicable Price.

     The Parties agree that Portfolio share purchase and redemption orders that result from Contract or Policy owner purchase payments, surrenders, partial surrenders, partial withdrawals, routine withdrawals of charges, loans, loan repayments, payment of benefit proceeds at death or Policy maturity, or requests for other transactions under the Contracts or Policies that USAA Life receives prior to the close of regular trading on the New York Stock Exchange on a Business Day, will be executed at the net asset values as determined as of the close of regular trading on the New

York Stock Exchange on that Day, which generally will be the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. USAA Life or its designee shall act as the Trust's agent for receipt of such orders. All other purchases and redemptions of Portfolio shares by USAA Life will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable.


     2.4  Dividends and Distributions.

     The Trust will furnish notice promptly to USAA Life of any income dividends or capital gain distributions payable on the shares of any Portfolio. USAA Life hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the ex-dividend date net asset values until USAA Life otherwise notifies the Trust in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. USAA Life reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify USAA Life of the number of shares so issued as payment of such dividends and distributions.


     2.5  Book Entry.

     Issuance and transfer of Trust shares will be by book entry only. Stock certificates will not be issued to USAA Life. Shares ordered from the Trust on behalf of the Separate Account will be recorded in an appropriate title for USAA Life, on behalf of its Separate Account. Shares ordered from the Trust on behalf of the Life Insurance Separate Account will be recorded in an appropriate title for USAA Life, on behalf of its Life Insurance Separate Account.



                        Section 3.  Costs and Expenses
                        -------------------------------


     3.1  General.

     Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.


     3.2  Registration.

     (a) The Trust will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of

Forms N-SAR and Rule 24f-2 Notices respecting the Trust and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

     (b) USAA Life will bear the cost of registering the Separate Account and the Life Insurance Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts and Policies under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and the Life Insurance Separate Account and each of its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.


     3.3  Other (Non-Sales-Related).

     (a) The Trust will bear the costs of preparing, filing with the SEC and setting for printing the Trust's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Trust Prospectus"), periodic reports to shareholders, Trust proxy material and other shareholder communications.

     (b) USAA Life will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to Contract owners, annuitants or participants under the Contracts (collectively, and with Policy owners, "Participants"), voting instruction solicitation material, and other Participant communications.

     (c) USAA Life will bear the costs of preparing, filing with the SEC and setting for printing, the Life Insurance Separate Account's prospectus and any amendments or supplements thereto (collectively, the "Life Insurance Separate Account Prospectus"), any periodic reports to Policy owners, voting instruction solicitation material, and other Policy owner communications.

     (d) USAA Life or its affiliates shall print in quantity and deliver to existing Participants the documents provided by the Trust in camera ready form pursuant to Section 4.6(b) hereof. The costs of printing in quantity and delivering to existing Participants such documents will be allocated between USAA Life or its affiliates and the Trust or its affiliates as they shall determine by separate agreement.


     3.4  Other (Sales-Related).

     Expenses of distributing a Portfolio's shares and the Contracts and Policies will be allocated between USAA Life, or its affiliates, and the Trust, or its affiliates, as they shall determine by separate agreement. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.


     3.5  Parties to Cooperate.

     The Trust, Adviser, Distributor and USAA Life, each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Trust, Separate Account and Life Insurance Separate Account.



                         Section 4.  Legal Compliance
                         -----------------------------


     4.1  Tax Laws.

     (a) The Trust represents and warrants that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC and the Trust, Adviser or Distributor will notify USAA Life immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     (b) USAA Life represents that it believes, in good faith, that the Contracts and Policies will be treated as annuity contracts and life insurance policies, respectively, under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; USAA Life will notify the Trust and Distributor immediately upon having a reasonable basis for believing that any of the Contracts or Policies have ceased to be so treated or that they might not be so treated in the future.

     (c) The Trust represents that it will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Trust, Adviser or Distributor will notify USAA Life immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

     (d) USAA Life represents that it believes, in good faith, that the Separate Account and Life Insurance Separate Account are each a "segregated asset account" and that interests in the Separate Account and Life Insurance Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. USAA Life will use its best efforts to continue to meet such definitional requirements, and it will notify the Trust and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     (e) Adviser represents and warrants that it will manage each Portfolio in compliance with its investment objectives, policies and restrictions as set forth in the Trust Prospectus. Adviser further represents and warrants that it will manage each Portfolio as a RIC in compliance with Subchapter M and Section 817(h) of the Code and regulations thereunder.

     (f) The Trust represents that it has adopted and will maintain procedures for ensuring that the Trust is managed in compliance with Subchapter M and
Section 817(h) of the Code and regulations thereunder, and in a manner designed to avoid the imposition of excise taxes under Section 4982 of the Code or any other similar or successor provision. On request, the Trust will also provide USAA Life with such materials, cooperation and assistance as may be reasonably necessary for USAA Life or any person designated by USAA Life to review from time to time the procedures and practices of Adviser or any other provider of services to the Trust for ensuring that the Trust is managed in compliance with Subchapter M and Section 817(h) of the Code and regulations thereunder. The Parties hereto agree that the Trust shall not incur any unreasonable costs in connection with the provision of any material, cooperation or assistance to USAA Life pursuant to this paragraph.

     (g) Within 15 Business Days after the end of each calendar quarter, the Adviser will furnish to USAA Life a letter confirming the Trust's compliance with Subchapter M and Section 817(h) of the Code and regulations thereunder as of the end of the applicable quarter, or, in the case of the last quarter in each year, for the 12 months then ended.

     (h) In the event of any noncompliance or potential noncompliance with Subchapter M or Section 817(h) of the Code and regulations thereunder, the Trust will take such action as is necessary or appropriate to cure any noncompliance during a grace period of 30 calendar days after the end of the calendar quarter in which such noncompliance occurred. If the Trust so cures the noncompliance, it will furnish USAA Life with a report by the last day of such grace period confirming the same. If the Trust does not so cure the noncompliance regarding its status as a RIC, the Trust will pursue those efforts necessary to enable each affected Portfolio to qualify once again for treatment as a RIC in compliance with Subchapter M. If the Trust does not so cure the noncompliance regarding its status under Section 817(h), the Trust will cooperate in good faith with USAA Life's efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-25 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the Trust satisfies Section 817(h) for the applicable period or periods.


     4.2  Insurance and Certain Other Laws.

     (a) The Trust will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by USAA Life.

     (b) USAA Life represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account and the Life Insurance Separate Account each as a segregated asset account under Chapter 3, Article 3.75 of the Texas Insurance Code and the regulations thereunder, and (iii) the Contracts and Policies comply in all material respects with all other applicable federal and state laws and regulations.

     (c) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (d) The Trust, Adviser and Distributor represent and warrant that the Trust is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (f) Adviser represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of New York and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.


     4.3  Securities Laws.

     (a) USAA Life represents and warrants that (i) interests in the Separate Account pursuant to the Contracts and in the Life Insurance Separate Account pursuant to the Polices will be registered under the 1933 Act to the extent required by the 1933 Act, and the Contracts and Policies will be duly authorized for issuance and sold in compliance with Texas law, (ii) the Separate Account and Life Insurance Separate Account each is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account and Life Insurance Separate Account each does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's and the Life Insurance Separate Account's 1933 Act registration statement relating to the Contracts and Policies, respectively, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus and Life Insurance Separate Account Prospectus each will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) The Trust and Distributor represent and warrant that (i) Trust shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Massachusetts law, (ii) the Trust is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Trust will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of shares, (iv) the Trust does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Trust's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Trust Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) The Trust will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the Trust, USAA Life or any other life insurance company utilizing the Trust.

     (d) Distributor represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and that it has and will perform its obligations hereunder in compliance in all material respects with the federal securities laws, any applicable state securities laws, and the regulations of the NASD.

     (e) Adviser represents and warrants that it is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended, and under such state securities laws as may be applicable, and that it has and will perform its obligations hereunder in compliance in all material respects with the federal securities laws and any applicable state securities laws.


     4.4  Notice of Certain Proceedings and Other Circumstances.
          -----------------------------------------------------

     (a) Distributor or the Trust will immediately notify USAA Life of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the Trust Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Trust Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Trust's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (x) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or
(y) such law precludes the use of such shares as an underlying investment medium of the Contracts or the Policies issued or to be issued by USAA Life. Distributor and the Trust will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) USAA Life will immediately notify the Trust of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's or Life Insurance Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, or the Policies or the Life Insurance Separate Account Prospectus, respectively, (ii) any request by the SEC for any amendment to such registration statements or Prospectuses, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts or the Life Insurance Separate Account interests pursuant to the Policies, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. USAA Life will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.


     4.5  USAA Life to Provide Documents; Information about the Trust.

     (a) USAA Life will provide to the Trust one complete copy of all SEC registration statements, Separate Account Prospectuses, Life Insurance Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Separate Account, the Contracts, the Life Insurance Separate Account or the Policies, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) USAA Life will provide to the Trust or its designee each piece of sales literature or other promotional material in which the Trust, Distributor, and/or Adviser is named, at least 15 Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Trust or its designee objects to such use within 15 Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. The Trust hereby designates its Adviser as the entity to receive such sales literature, until such time as the Trust appoints another designee by giving notice to USAA Life in the manner required by Section 9 hereof.

     (c) Neither USAA Life nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning the Trust in connection with the sale of the Contracts or the Policies other than (i) the information or representations contained in the registration statement, including the Trust Prospectus contained therein, relating to shares of a Portfolio, as such registration statement and Trust Prospectus may be amended from time to time; or

(ii) in reports or proxy materials for the Trust; or (iii) in sales literature or other promotional material approved by the Trust or Distributor, except with the permission of the Trust or Distributor.


     4.6  Trust to Provide Documents; Information about USAA Life.

     (a) The Trust will provide to USAA Life one complete copy of all SEC registration statements, Trust Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or the shares of a Portfolio, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) The Trust will provide to USAA Life camera ready copies of all Trust Prospectuses, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Contract or Policy owners who have allocated any Contract or Policy value to a Portfolio. The Trust will provide such camera ready copies to USAA Life in a timely manner so as to enable USAA Life to print and distribute such materials within the time required by law to be furnished to Contract and Policy owners.

     (c) The Trust will provide to USAA Life or its designee each piece of sales literature or other promotional material in which USAA Life or any of its affiliates is named, or which refers to the Contracts or Policies, at least 15 Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if USAA Life or its designee objects to such use within 15 Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. USAA Life shall receive all such sales literature until such time as it appoints a designee by giving notice to the Trust in the manner required by Section 9 hereof.

     (d) Neither the Trust nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning USAA Life, the Separate Account, the Contracts, the Life Insurance Separate Account or the Policies other than (i) the information or representations contained in the registration statement, including the Separate Account Prospectus contained therein, relating to the Contracts, as such registration statement and Separate Account Prospectus may be amended from time to time; or (ii) the information or representations contained in the registration statement, including the Life Insurance Separate Account Prospectus contained therein, relating to the Policies, as such registration statement and Life Insurance Separate Account Prospectus may be amended from time to time; (iii) in reports or voting instruction materials for the Separate Account or the Life Insurance Separate Account; or (iv) in sales literature or other promotional material approved by USAA Life or its affiliates, except with the express written permission of USAA Life.

                     Section 5.  Mixed and Shared Funding
                     -------------------------------------


     5.1  General.

     The Trust represents and warrants that it has received an order from the SEC exempting it from certain provisions of the 1940 Act and rules thereunder so that the Trust may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance contracts ("Mixed Funding") and separate accounts of insurance companies unaffiliated with USAA Life ("Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply, if and only if the Trust implements Mixed or Shared Funding, pursuant to such an exemptive order or otherwise.


     5.2  Disinterested Trustees.

     The Trust agrees that its Board of Trustees shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.


     5.3  Monitoring for Material Irreconcilable Conflicts.

     The Trust agrees that its Board of Trustees will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Trust, including the Separate Account. USAA Life agrees to inform the Board of Trustees of the Trust of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a) an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c) an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Trust; or

     (f) a decision by a life insurance company utilizing the Trust to disregard the voting instructions of participants.

     Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof, USAA Life will assist the Board of Trustees in carrying out its responsibilities by providing the Board of Trustees with all information reasonably necessary for the Board of Trustees to consider any issue raised, including information as to a decision by USAA Life to disregard voting instructions of Participants.


     5.4  Conflict Remedies.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Trustees or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, USAA Life and the other life insurance companies utilizing the Trust will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

    (i) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Trust) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

    (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

    (b) If the material irreconcilable conflict arises because of USAA Life's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, USAA Life may be required, at the Trust's election, to withdraw the Separate Account's or Life Insurance Separate Account's investment in the Trust. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Trust gives notice to USAA Life that this provision is being implemented, and until such withdrawal Distributor and the Trust shall continue to accept and implement orders by USAA Life for the purchase and redemption of shares of the Trust.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to USAA Life conflicts with the majority of other state regulators, then USAA Life will withdraw the Separate Account's or Life Insurance Separate Account's investment in the Trust within six months after the Trust's Board of Trustees informs USAA Life that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Trust shall continue to accept and implement orders by USAA Life for the purchase and redemption of shares of the Trust.

     (d) USAA Life agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Trust or Distributor be required to establish a new funding medium for any Contracts or Policies. USAA Life will not be required by the terms hereof to establish a new funding medium for any Contracts or Policies if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.


     5.5  Notice to USAA Life.

     The Trust will promptly make known in writing to USAA Life the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.


     5.6  Information Requested by Board of Trustees.

     USAA Life and the Trust will at least annually submit to the Board of Trustees of the Trust such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Trustees of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Trust of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7  Compliance with SEC Rules.

     If, at any time during which the Trust is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Trust agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.


     5.8  Requirements for Other Insurance Companies.

     The Trust will require that each insurance company utilizing the Trust enter into an agreement with the Trust that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, 10 and 18(a) of this Agreement.



                            Section 6.  Termination
                            ------------------------


     6.1  Events of Termination.

     Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

     (a) at the option of USAA Life, Distributor or the Trust upon the approval by (x) a majority of the Disinterested Trustees or (y) a majority vote of the shares of the affected Portfolio that are held in the corresponding Fund Account of the Separate Account or Life Insurance Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions); provided, however, that the approvals described in clauses (x) and (y) above shall not be required if (1) the aggregate account value under the Contracts or Policies is less than $25 million, respectively, at the date the notice of termination is delivered, and
(2) the notice of termination is delivered no earlier than the end of the 36th full calendar month following the date this Agreement was amended ; or

     (b) at the option of the Trust upon institution of formal proceedings against USAA Life or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding USAA Life's obligations under this Agreement or related to the sale of the Contracts or Policies, the operation of the Separate Account or the Life Insurance Separate Account, or the purchase of the Trust shares, if, in each case, the Trust reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio with respect to which the Agreement is to be terminated; or

     (c) at the option of USAA Life upon institution of formal proceedings against the Trust, Distributor, or Adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Trust's, Distributor's or Adviser's obligations under this Agreement or related to the operation or management of the Trust or the purchase of Trust shares, if, in each case, USAA Life reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on USAA Life, or the Fund Accounts corresponding to the Portfolio with respect to which the Agreement is to be terminated; or

     (d) at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state or federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts or Policies issued or to be issued by USAA Life; or

     (e) upon termination of the corresponding Fund Accounts' investment in the Portfolio pursuant to Section 5 hereof; or

     (f) at the option of USAA Life if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if USAA Life reasonably believes that the Portfolio may fail to so qualify;

     (g) at the option of USAA Life if the Portfolio fails to comply with
Section 817(h) of the Code or with successor or similar provisions, or if USAA Life reasonably believes that the Portfolio may fail to so comply; or

     (h) in the event of any change in the Portfolio's investment adviser or investment practices, at the option of USAA Life if USAA Life reasonably believes that such change will materially increase the risks incurred by USAA Life or Participants; or

     (i) at the option of any Party if the Contracts or Policies issued by USAA Life cease to qualify as annuity contracts or life insurance policies, respectively, under the Code (other than by reason of the Portfolio's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in the Separate Account under the Contracts or in the Life Insurance Separate Account under the Policies are not registered and, in all material respects, issued or sold in accordance with any applicable state or federal law.


     6.2  Notice Requirement for Termination.

     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore,

     (a) in the event that any termination is based upon the provisions of
Section 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six months days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination is based upon the provisions of
Section 6.1(b) or Section 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (c) in the event that any termination is based upon the provisions of
Section 6.1(d), Section 6.1(f), Section 6.1(g), Section 6.1(h) or Section 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.


     6.3  Portfolios to Remain Available.

     Except (i) as necessary to implement Participant-initiated transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, USAA Life shall not (x) redeem Trust shares attributable to the Contracts or Policies (as opposed to Trust shares attributable to USAA Life's assets held in the Separate Account or Life Insurance Separate Account), or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts or Policies , until, in either case, 90 calendar days after USAA Life shall have notified the Trust or Distributor of its intention to do so.


     6.4  Survival of Warranties and Indemnifications.

     All warranties and indemnifications will survive the termination of this Agreement.


     6.5  Continuance of Agreement for Certain Purposes.

     If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i)
hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account or Life Insurance Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial

Termination Date, except that USAA Life may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).


            Section 7.  Parties to Cooperate Respecting Termination
            --------------------------------------------------------


     The other Parties hereto agree to cooperate with and give reasonable assistance to USAA Life in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account or Life insurance Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Fund Account with another Fund Account, substituting other mutual fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts or the Policies in such Portfolio.


                             Section 8.  Assignment
                             ----------------------


     This Agreement may not be assigned by any Party, except with the written consent of each other Party.


                              Section 9.  Notices
                              -------------------


     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                             USAA Life Insurance Company
                             9800 Fredericksburg Road
                             San Antonio, TX  78288
                             Attn:  Dwain A. Akins, Esq.
                             FAX: 210-498-0608

                         The Alger American Fund
                         75 Maiden Lane
                         New York, NY  10038
                         Attn:  Gregory S. Duch
                         FAX:   201-434-1459

                         Fred Alger Management, Inc.
                         75 Maiden Lane
                         New York, NY  10038
                         Attn: Gregory S. Duch
                         FAX:  201-434-1459

                         Fred Alger & Company, Incorporated
                         30 Montgomery Street
                         Jersey City, NJ  07302
                         Attn:  Gregory S. Duch
                         FAX: 201-434-1459



                         Section 10.  Voting Procedures
                         ------------------------------


     Subject to the cost allocation procedures set forth in Section 3 hereof, USAA Life will distribute all proxy material furnished by the Trust to Participants and will vote Trust shares in accordance with instructions received from Participants. USAA Life will vote Trust shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Trust shares for which said instructions have been received from Participants. USAA Life agrees that, with respect to the Policies, it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act. USAA Life agrees that, with respect to the Contracts, it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Trust will be responsible for calculating voting privileges in a manner consistent with that of USAA Life, as prescribed by this Section 10.

                        Section 11.  Foreign Tax Credits
                        --------------------------------


     The Trust agrees to consult in advance with USAA Life concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


                          Section 12.  Indemnification
                          ----------------------------


     12.1 Of Trust, Distributor and Adviser by USAA Life.

     (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, USAA Life agrees to indemnify and hold harmless the Trust, Distributor and Adviser, each of their trustees, directors and officers, and each person, if any, who controls the Trust, Distributor or Adviser within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of USAA Life) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of the Trust's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's or the Life Insurance Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Life Insurance Separate Account Prospectus, the Contracts, the Policies or sales literature or advertising for the Contracts or the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to USAA Life or its affiliates by or on behalf of the Trust, Distributor or Adviser for use in the Separate Account's or the Life Insurance Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Life Insurance Separate Account Prospectus, the Contracts, the Policies, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

    (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of USAA Life or its affiliates) or the negligent, illegal or fraudulent conduct of USAA Life or its affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-
            Laws), in connection with the sale or distribution of the Contracts; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust, Adviser or Distributor by or on behalf of USAA Life or its affiliates for use in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by USAA Life to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by USAA Life in this Agreement or arise out of or result from any other material breach of this Agreement by USAA Life; or

     (v) arise as a result of failure by the Contracts or Policies issued by USAA Life to qualify as annuity contracts or life insurance policies, respectively, under the Code, otherwise than by reason of any Portfolio's failure to comply with Subchapter M or Section 817(h) of the Code.

     (b) USAA Life shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement or (ii) to Distributor or to the Trust.

     (c) USAA Life shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless the Trust, Distributor or Adviser shall have notified USAA Life in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify USAA Life of any such action shall not relieve USAA Life from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. In case any such action is brought against an Indemnified Party, USAA Life shall be entitled to participate, at its own expense, in the defense of such action. USAA Life also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from USAA Life to such Indemnified Party of USAA Life's election to assume the defense thereof, the Indemnified Party will cooperate fully with USAA Life and shall bear the fees and expenses of any additional counsel retained by it, and USAA Life will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.


     12.2 Of USAA Life by Distributor and Adviser.

     (a) Except to the extent provided in Sections 12.2(d) and 12.2(e), below, Distributor and Adviser agree to indemnify and hold harmless USAA Life and its affiliates, each of their directors and officers, and each person, if any, who controls USAA Life or its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Distributor and/or Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of the Trust's shares and:

    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Trust Prospectus or sales literature or advertising of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust Distributor or Adviser by or on behalf of USAA Life or its affiliates for use in the Trust's 1933 Act registration statement, Trust Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

   (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's or Life Insurance Separate Account's 1933 Act registration statement, Separate Account Prospectus, Life Insurance Separate Account Prospectus, sales literature or advertising for the Contracts or Policies, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Trust, Distributor or Adviser) or the negligent, illegal or fraudulent conduct of the Trust, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of Trust shares; or

  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's or Life Insurance Separate Account's 1933 Act registration statement, Separate Account Prospectus, Life Insurance Separate Account Prospectus, sales literature or advertising covering the Contracts or Policies, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to USAA Life or its affiliates by or on behalf of the Trust, Distributor or Adviser for use in the Separate Account's or Life Insurance Separate Account's 1933 Act registration statement, Separate Account Prospectus, Life Insurance Separate Account Prospectus, sales literature or advertising covering the Contracts or Policies, or any amendment or supplement to any of the foregoing; or

   (iv) arise as a result of any failure by the Trust, Distributor or Adviser to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by the Trust, Distributor, or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, Distributor, or Adviser.

     (b) Except to the extent provided in Sections 12.2(d) and 12.2(e) hereof, Distributor and Adviser agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 12.2(c) below, the written consent of Distributor and/or Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners, Policy owners or Participants asserting liability against USAA Life or its affiliates pursuant to the Contracts or Policies, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by USAA Life of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account or Life Insurance Separate Account that USAA Life reasonably deems necessary or appropriate as a result of the noncompliance.

     (c) The written consent of Distributor and/or Adviser referred to in
Section 12.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

     (d) Distributor and Adviser shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement or (ii) to USAA Life, the Separate Account, the Life Insurance Separate Account or Participants.

     (e) Distributor and Adviser shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless USAA Life or its affiliates shall have notified Distributor and/or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Distributor and/or Adviser of any such action shall not relieve Distributor or Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. In case any such action is brought against an Indemnified Party, Distributor and/or Adviser will be entitled to participate, at its own expense, in the defense of such action. Distributor and/or Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Distributor or Adviser to such Indemnified Party of Distributor or Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Distributor or Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Distributor or Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.


     12.3 Effect of Notice.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1(c) or 12.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                          Section 13.  Applicable Law
                          ----------------------------


     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Texas law, without regard for that state's principles of conflict of laws.



                    Section 14.  Execution in Counterparts
                     ---------------------------------------


     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.



                           Section 15.  Severability
                           --------------------------


     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.



                        Section 16.  Rights Cumulative
                        -------------------------------


     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.



              Section 17.  Restrictions on Sales of Trust Shares
              ----------------------------------------------------


     USAA Life agrees that the Trust will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies and such other entities as may be permitted by
Section 817(h) of the Code, the regulations hereunder, or judicial or administrative interpretations thereof. The Trust, Distributor, and Adviser agree to make available to USAA Life and its affiliates, to the extent permitted by applicable law and consistent with the fiduciary duties of the Trustees of the Trust, any arrangement for utilization of a Portfolio that involves a Rule 12b-1 plan adopted by the Trust.

                        Section 18.  Scope of Liability
                        --------------------------------


     (a) It is understood and expressly agreed that the obligations and liabilities of the Trust hereunder will not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Board of Trustees and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Board of Trustees nor such execution and delivery by such officer will be deemed to have been made by any of the Trustees individually or to impose any liability on any of them personally, but will bind only the assets and property of the Trust, as provided in its Declaration of Trust.

     (b) The obligations assumed by Adviser and Distributor under this Agreement shall be binding on them notwithstanding any provision in any other agreement or instrument that limits their liability to Trust shareholders generally.



                             Section 19.  Headings
                             ----------------------


     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.



                           __________________________


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                            USAA LIFE INSURANCE COMPANY


                            By:  /s/ EDWIN L. ROSANE
                                --------------------
                                Title:  President

                          THE ALGER AMERICAN FUND


                          By:  /s/ GREGORY DUCH
                              -----------------
                          Title:  Treasurer


                          FRED ALGER MANAGEMENT, INC.


                          By:  /s/ Gregory Duch
                               -----------------
                          Title:  Executive Vice President


                          FRED ALGER & COMPANY, INCORPORATED


                          By:  /s/ Gregory Duch
                              -----------------
                         Title:  Executive Vice President

                                   SCHEDULE A
                                   ----------

                               LIST OF PORTFOLIOS
                               ------------------



     Alger American Growth Portfolio



44301


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